EXHIBIT 10.66

THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR PURUSUANT TO AN OPINION OF COUNSEL, CUSTOMARY IN FORM, SUBSTANCE AND SCOPE FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED.

REPLACEMENT CONVERTIBLE PROMISSORY NOTE

January 16, 2014	$80,000.00

FOR VALUE RECEIVED, Sanomedics International Holdings, Inc. a Delaware corporation (“Borrower”), hereby promises to pay to the order of DEBENTUREVISION LLC or its registered assigns (“Holder”) the principal sum of EIGHTY THOUSAND DOLLARS ($80,000.00), on August 1, 2014 (the “Maturity Date”),and pursuant to the Assignment Agreement of January 16, 2014, to pay interest on the unpaid principal balance hereof at the rate of Eight Percent (8% ) per annum (the “Interest Rate”) from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise; provided, that any amount of principal or interest on this Note which is not paid when due shall bear interest at such rate on the unpaid principal balance hereof plus the Default Amount (as defined in Article III. below) from the due date thereof until the same is paid in full. Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable quarterly. This Note derives from and replaces a portion (the “Portion”) of that certain Convertible Promissory Note of March 10, 2011 issued by Company to Holder’s predecessor.

 This Note may be prepaid in part or in full prior to the Maturity Date, provided, that in the event that Borrow elects to prepay any part of the outstanding balance hereunder, such prepayment shall be made together payment of the applicable Prepayment Premium, determined as follows:

(i)
In the event that such prepayment is made on a date that is after the Issue Date but not more than thirty (3) days following the Issue Date, the Prepayment Premium shall be calculated as twenty-five percent (25%) of the amount of principal prepaid;

(ii)
In the event that such prepayment is made on a date that is more than thirty (30) days after the Issue Date but not more than ninety (90) days following the Issue Date hereof, the Prepayment Premium shall be calculated as thirty-five percent (35%) of the amount of principal prepaid; and

(iii)
In the event that such prepayment is made on a date that is more than ninety (90) days after the Issue Date hereof but prior to the Maturity Date, the Prepayment Premium shall be calculated as fifty percent (50%) of the amount of principal prepaid.

All payments due hereunder (to the extent not converted as provided herein in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at the address specified hereinbelow or at such other address(es) as Holder shall hereafter give to Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount due hereunder becomes due on a day which is not a business day, the same shall instead be due on the next succeeding business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York City are authorized or required by law or executive order to remain closed. Each capitalized term used herein and not otherwise defined shall have the meaning ascribed thereto in that certain Loan Agreement, of even date herewith, by and between the Borrower and the Holder pursuant to which this Note is being issued (the “Loan Agreement”).

The following additional terms shall apply to this Note:

ARTICLE I
CONVERSION RIGHTS

1.1 Certain Definitions. As used in this Note, the following terms shall have the meanings assigned to them below, as follows:

(a) Common Stock. The term “Common Stock” shall mean the common stock of the Borrower, par value $.0001 per share.

(b) Conversion Date. The term “Conversion Date” shall mean the date specified in any Conversion Notice submitted by the Holder to the Borrower pursuant to this Note.

(c) Conversion Notice. The term “Conversion Notice” shall mean a notice, in substantially the form annexed hereto as Exhibit A, submitted by the Holder to the Borrower requesting to convert part or all of the unpaid balance outstanding under this Note.

(d) Conversion Price. The term “Conversion Price” shall mean the price per share of Common Stock at which the Holder may convert unpaid amounts outstanding hereunder, determined as set forth below.

(e) Conversion Amount. The term “Conversion Amount” shall mean, with respect to any conversion of the unpaid balance outstanding under this Note, the amount to be converted, as specified in the Conversion Notice submitted by the Holder to the Borrower requesting such conversion.

(f) Conversion Shares. The term “Conversion Shares” shall mean, with respect to any conversion of this Note, the shares of Common Stock issued upon such conversion.

(g) Trading Day. The term “Trading Day” shall mean any day on which the Common Stock is traded on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(h) Trading Price. The term “Trading Price” shall mean, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded; provided, that if the Trading Price cannot be calculated for such security on such date in the foregoing manner, then the Trading Price shall be the fair market value of such security as mutually determined by Borrower and Holder.

(i) Default Date. The term “Default Date” shall mean the date on which this Note shall become immediately due and payable after the occurrence of an Event of Default as provided in Article IV hereof.

1.2 Optional Conversion. At any time or from time to time on and after the earlier to occur of (i) the Maturity Date and (ii) the Default Date, the Holder may, at its option, convert all or any portion of the unpaid outstanding balance hereunder into shares of Common Stock of the Borrower (a “Conversion”). Subject to adjustment as provided hereinbelow, the number of Conversion Shares issuable in respect of any Conversion shall be determined by dividing the Conversion Amount by the Conversion Price on the Conversion Date; provided, that in no event shall the number of Conversion Shares issued in respect of any Conversion exceed the number of shares which, together with the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates prior to such conversion (other than shares of Common Stock which may be deemed beneficially owned (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder) through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of Borrower then held by the Holder) would exceed 4.99% of the total outstanding shares of Common Stock of the Borrower. The Conversion Shares shall be delivered as provided in this Note to the Holder or its designated assignees at its address set forth in herein or at such other address or addresses as the Holder shall designate in writing.

1.3 Determination of Conversion Price. Subject to adjustment pursuant to Section 1.4 below, the Conversion Price applicable to any Conversion shall be determined as twenty five percent (25%) of the lowest Trading Price for the ten (10) Trading Days immediately preceding the date of such determination.

1.4 Adjustment in Certain Events. The Conversion Price applicable to any Conversion shall be subject to adjustment upon the occurrence of any of the following events:

(a) Conversion Price during Major Announcements. In the event that (i) the Borrower makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of its assets or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase fifty percent (50%) or more of the Borrower’s outstanding Common Stock (or any other takeover scheme), then, during the period from the date of such announcement through the date on which such announced action is consummated (or the date on which a public announcement is made that such action has been terminated or abandoned), the Conversion Price shall be the lower of (x) the Conversion Price determined using the Announcement Date as the Conversion Date and (y) the Conversion Price determined using the Conversion Date specified in the Conversion Notice. This Section 2.4(a) shall cease to be operative on the day after the date of consummation or announcement of termination or abandonment of such action.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time prior to the payment or Conversion of all amounts outstanding hereunder, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into shares of another class or classes of stock or other securities of the Borrower or another entity, or there shall be consummated a sale or conveyance of all or substantially all of the assets of the Borrower (other than in connection with a plan of complete liquidation), then the Holder of this Note shall thereafter have the right to receive upon Conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon Conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on Conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon Conversion of this Note) shall thereafter be applicable, as nearly as may be practicable, in relation to any securities or assets thereafter deliverable upon Conversion hereof. Notwithstanding the foregoing, the Borrower shall not effect any transaction described in the previous sentence unless (a) it first gives, to the extent practicable, thirty (30) days’ prior written notice (but in any event at least fifteen (15) days’ prior written notice) of the record date for the meeting of shareholders held to approve such transaction or, if there is no such record date, of the anticipated date of consummation of such transaction (during which notice period the Holder shall be entitled to Convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument or by operation of law all of the obligations of the Borrower under this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment due to Distributions. If at any time prior to the payment or Conversion of all amounts outstanding hereunder the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder shall be entitled, upon any Conversion of this Note after the record date for determining those shareholders entitled to participate in such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such Conversion had such Conversion made immediately prior to the record date for such Distribution.

(d) Adjustment due to Dilutive Issuance. If, at any time when any portion of this Note is outstanding, the Borrower issues or sells, or pursuant to this Section 1.4(d) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance; provided, that only one adjustment will be made for each Dilutive Issuance.

(e) Issuance of Securities Convertible into or Exercisable for Common Stock. Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (other than pursuant to employee compensation plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Fixed Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(f) Purchase Rights. If, at any time when this Note is outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the record date for the grant, issuance or sale of such Purchase Rights.

(g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.4, Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price then in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

1.5 Procedure for Conversion. This Note may be converted by the Holder in whole or in part at any time from time to time on and after the earlier of (i) the Maturity Date and (ii) the Default Date, by submitting to the Borrower a Conversion Notice by facsimile, electronic mail or other reasonable means of communication dispatched prior to 6:00 p.m., New York City time, on the Conversion Date and, subject to Section 1.6 below, surrendering this Note at the principal office of Borrower.

1.6 Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, the Holder shall not be required to physically surrender this Note to the Borrower upon any Conversion unless such Conversion covers unless the entire unpaid outstanding balance of this Note. The Holder and the Borrower shall maintain records showing the date and Conversion Amount of each Conversion or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following any Conversion of this Note, the unpaid and unconverted principal amount evidenced by this Note may be less than the amount stated on the face hereof.

1.7 Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than Holder or the custodian in whose street name such shares are to be held for Holder’s account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the reasonable satisfaction of Borrower that such tax has been paid.

1.8 Delivery of Common Stock upon Conversion.

(a) Upon receipt by the Borrower from the Holder of a Conversion Notice (and, solely in the case of Conversion of the entire unpaid outstanding balance hereunder, this Note), the Borrower shall issue and deliver (or cause to be issued and delivered) to or upon the order of the Holder the shares of Common Stock (and/or other consideration, if applicable) issuable upon such Conversion within two business days following the Conversion Date specified in such Conversion Notice (such second business day being hereinafter referred to as the “Deadline”) in accordance with the terms hereof and of the Loan Agreement.

(b) Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon any Conversion of this Note is made more than two days after the Deadline (other than a failure due to the circumstances described in Section 2.1 below, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to the Holder by the fifth (5th) day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.

(c) Notwithstanding anything to the contrary contained herein, if, for any reason, the Holder has not received certificates for all shares of Common Stock issuable upon any Conversion prior to the tenth (10th) business day after the expiration of the Deadline, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a holder of this Note with respect to such unconverted portion of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.1 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent Conversions determined in accordance with Section 2.1) for Borrower’s failure to convert this Note

1.9 Obligation of Borrower Unconditional. Upon receipt by the Borrower of a Conversion Notice, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such Conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the Conversion Amount specified in such Conversion Notice shall forthwith terminate except the right to receive the Common Stock and/or other securities, cash and/or other assets deliverable upon such Conversion. If the Holder shall have given a Conversion Notice as provided herein, the Borrower’s obligation to issue and deliver the Common Stock and/or other securities, cash and/or other assets deliverable upon such conversion shall be absolute and unconditional, irrespective of the absence of any action by the Holder, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the Holder or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to Holder in connection with such conversion. The Conversion Date specified in the Conversion Notice shall be deemed to be the Conversion Date so long as the Conversion Notice is received by the Borrower before 6:00 p.m., New York City time, on such date.

1.10 Concerning the Shares. The shares of Common Stock issuable upon any Conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or (ii) Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to available exemption from such registration or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144 under the Act) of Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.10 and who is an Accredited Investor (as defined in Rule 501 of Regulation D under the Act). Except as otherwise provided herein, (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to an available exemption from such registration without any restriction as to the number of securities that as of a particular date can be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been included in an effective registration statement under the Act or sold pursuant to an available exemption from such registration shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHCATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING SUCH SHARES OR PURSUANT TO AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED AND IN ACCORDANCE WITH APPLICABLE STATE LAWS”

1.11 Status as Note Holder. Except as otherwise provided herein below, the Holder shall have no rights as a stockholder of the Borrower unless (and only to the extent that) it converts this Note into Common Stock. Upon submission of a Conversion Notice by the Holder, (i) the Conversion Amount (other than such portion thereof, if any, which cannot be converted pursuant to Section 1.2 hereof) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for the shares of Common Stock issuable upon such conversion and to any remedies provided herein or otherwise available at law or in equity to the Holder because of a failure by the Borrower to comply with the terms of this Note.

ARTICLE II
CERTAIN COVENANTS

2.1 Reservation of Shares.

(a) The Borrower hereby covenants, for so long as any unpaid amounts shall remain outstanding hereunder, to reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon three times the amount payable upon full Conversion of this Note (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with Borrower’s obligations hereunder; and the Borrower represents that all of such shares, when issued pursuant to any Conversion in accordance with the terms contained herein and in the Loan Agreement, will be duly authorized, validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding unpaid balance of this Note. The Borrower hereby represents (i) that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon Conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock issuable upon conversion of any and all amounts outstanding hereunder.

(b) If, at any time during which there remains any unpaid amount outstanding under this Note, the Holder of this Note submits a Conversion Notice and the Borrower does not have a sufficient number of authorized and unissued shares of Common Stock available to effect such Conversion in accordance with the provisions of this Note (a “Conversion Default”), then, subject to Section 4.8 below, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such Conversion and the portion of this Note covered by the Conversion Notice that exceeds the amount which is then convertible into available shares of Common Stock under Section 1.2 hereof (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock until (and at the Holder’s option at any time thereafter) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by Holder in respect thereof. In addition, the Borrower shall pay to the Holder payments (“Conversion Default Payments”) for a Conversion Default in the amount of (x) the sum of (1) the then outstanding principal amount of this Note plus (2) accrued and unpaid interest on the unpaid principal amount of this Note through the Authorization Date (as defined below) plus (3) the Default Amount, if any, on the amounts referred to in clauses (1) and/or (2), multiplied by (y) .24, multiplied by (z) (N/365), where N = the number of days from the day Holder submits the Conversion Notice that gave rise to such Conversion Default (the “Conversion Default Date”) to the date (the “Authorization Date”) that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Note. The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full Conversion of this Note and (ii) the occurrence of a Conversion Default; and upon such authorization, shall immediately thereafter send notice of such authorization to the Holder, including the Authorization Date and the amount of the Holder’s accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or, at the Holder’s option, shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the applicable Conversion Price, as follows:

(X) In the event the Holder elects to take such payment in cash, payment shall be made to the Holder by the fifth (5th) day of the month following the month in which it has accrued; and

(Y) In the event the Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article I (so long as there is then a sufficient number of authorized shares of Common Stock).

The Holder’s election under this Section 2.1 shall be made in writing to the Borrower at any time prior to 6:00 p.m., New York, New York time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower’s failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

2.2 Distributions on Capital Stock. So long as the Borrower shall have any continuing obligation to the Holder under this Note, the Borrower shall not, without the Holder’s written consent: (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.3 Restriction on Stock Repurchases. So long as the Borrower shall have any continuing obligation to Holder under this Note, the Borrower shall not, without the Holder’s written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.4 Borrowings. So long as the Borrower shall have any continuing obligation to the Holder under this Note, the Borrower shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (i) borrowings in existence or committed on the date hereof and of which the Borrower has informed the Holder in writing prior to the date hereof, (ii) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (iii) borrowings, the proceeds of which shall be used to repay this Note.

2.5 Sale of Assets. So long as the Borrower shall have any continuing obligation to the Holder under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.6 Advances and Loans. So long as the Borrower shall have any continuing obligation to the Holder under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (i) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, (ii) made in the ordinary course of business or (iii) not in excess of $20,000.

2.7 Contingent Liabilities. So long as the Borrower shall have any continuing obligation to the Holder under this Note, the Borrower shall not, without the Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (i) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, and (ii) similar transactions in the ordinary course of business.

ARTICLE III
DEFAULT

3.1 Events of Default. The occurrence of any of the following events shall be considered an “Event of Default” hereunder:

(a) Failure to Pay Principal or Interest. The Borrower fails to pay any amount owed under this Note when the same shall become due and payable, whether at maturity, upon default or pursuant to any covenant or obligation of the Borrower hereunder;

(b) Failure to Issue Shares on Conversion. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note (for a period of at least sixty (60) days, if such failure is solely as a result of the circumstances governed by Section 2.1 hereof and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder;

(c) Breach of Covenants. Borrower breaches any material covenant or other material term or condition contained in Section 1.4 or 2.1 of this Note and such breach continues for a period of ten (10) days after written notice thereof is given to the Borrower by the Holder;

(d) Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, in the Loan Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Loan Agreement;

(e) Assignment or Appointment of Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

(f) Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

(g) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower;

(h) Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC Markets, the OTCBB or an equivalent replacement exchange or marketplace; or

(i) Default under Loan Agreement. An Event of Default has occurred and is continuing under the Loan Agreement.

3.2 Remedies on Default. Upon the occurrence and during the continuation of any Event of Default specified above, at the option of the Holder, exercisable through the delivery of written notice to the Borrower by the Holder (the “Default Notice”), which Event of Default continues for a period of ten (10) days after receipt by Borrower of such Default Notice, and upon the occurrence of an Event of Default specified in Section 3.(e) or (g), this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 1.5 times the sum of (X) the then outstanding principal amount of this Note plus (Y) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (Z) any amounts owed to the Holder pursuant to Sections 1.8(b) and 2.1 (such sum being herein referred to as the “Default Sum”) hereof, if any, or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I hereof, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Event of default arises as a result of a breach in respect of a specific Conversion Date, in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest closing price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Borrower fails to pay the Default Sum (or parity amount) within five business days following receipt of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Sum or parity amount, the number of shares of Common Stock of the Borrower equal to the Default Sum (or parity amount) divided by the Conversion Price then in effect.

ARTICLE IV
MISCELLANEOUS

4.1 Failure or Indulgence Not a Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission with printed confirmation of receipt) or sent by courier or one business day after being sent by overnight courier or four days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be Sanomedics International Holdings, Inc.

444 Brickell Ave.- Suite 415, Miami, FL 33131____________

Attention: David C. Langle, CFO_____________________

Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignment. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns; provided, that each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus the Default Sum, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder therefore hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Damages Shares. The shares of Common Stock that may be issuable to the Holder pursuant to Sections 1.8(b) and 2.1 hereof (“Damages Shares”) shall be treated as Common Stock issuable upon conversion of this Note for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares (“Damages Amounts”) shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

4.9 Denominations. At the request of the Holder, upon surrender of this Note the Borrower shall promptly issue one or more new Notes in the aggregate outstanding principal amount hereof and in the form hereof, in such denominations of at least $5,000 as the Holder shall request.

4.10 Loan Agreement. By its acceptance of this Note, the Holder agrees to be bound by the applicable terms of the Loan Agreement.

4.11 Notice of Corporate Events. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders and copies of proxy materials and other information sent to shareholders. In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.11.

4.12 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this 16 day of January, 2014.

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

By:	/s/David C. Langle
Name:	David C. Langle
Title:	Chief Financial Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $__________ principal amount of the Note (defined below) into shares of common stock, par value $.0001 per share (“Common Stock”), of Sanomedics International Holdings, Inc., a Nevada corporation (“Borrower”) according to the conditions of the convertible Note of Borrower dated as of December __, 2012 (the “Note”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act and any applicable state securities laws.

Date of Conversion:  _______________________________
Applicable Conversion Price:  ________________________
Number of Shares of Common Stock to be Issued Pursuant to
Conversion of the Note:  ____________________________
Signature: _______________________________________
Name: __________________________________________
Address:________________________________________